NSAR ITEM 77O
VK Trust for Investment Grade Municipals
10f-3 Transactions


Underwriting #   Underwriting    Purchased   Amount of    % of      Date of
                                 From          shares  underwriting Purchase

1              Broward County    R. James    1,500       0.84       5/21/01
               FL Airport Syst
                    Rev.

2              Ready Creek      Merrill	     1,655       1.60       6/04/01
               Impt. Dist.      Lynch

3.             Washington       JP Morgan    1,500       0.85       6/21/01
               University

4.             St. Lucia        William R.   1,210       1.72       7/16/01
             Cnty Florida       Hough
             School Board

5.           Tampa Bay          Salomon      1,000       0.42       10/17/01
             Water           Smith Barney


Underwriting Participants:

Underwriting #1
Raymond James & Associates
Banc of America Securities
M.R. Beal & Co.
Chapman Company
Morgan Stanley Dean Witter
Siebart Brandford Shank


Underwriting #2
Merrill Lynch
A.G. Edward & Sons
JP Morgan Securities
Morgan Stanley Dean Witter

Underwriting #3
JP Morgan Securities
Stifel Nicolaus & Co.
Edward D. Jones
Loop Capital Markets
Morgan Stanley Dean Witter

Underwriting #4
William R. Hough
A.G. Edwards & Sons
Morgan Stanley Dean Witter

Underwriting #5
Salomon Smith Barney
Raymond James Associates
A. G. Edwards & Sons
Banc of America Securities
Merrill Lynch
Morgan Stanley
Sun Trust Capital Markets